Exhibit 10.3

SALE RESTRICTION AGREEMENT

THIS SALE RESTRICTION AGREEMENT (the "Agreement") is made and entered into as of September 29, 2017 (the "Effective Date"), by and between KonaRed Corporation, a Nevada corporation (the "Company"), and VDF FutureCeuticals, Inc., an Illinois corporation (the "Shareholder").

WHEREAS, the Shareholder and the Company are parties to (i) the Coffee Fruit Patent License, Coffeeberry® Trademark License and Raw Materials Supply Agreement, dated as of January 28, 2014, as amended (the "License Agreement"), by and between the Shareholder and the Company, (ii) the VDF FutureCeuticals Premium Hawaiian Coffee Fruit Purchase Agreement, dated as of November 6, 2015, as amended (the "Supply Agreement"), by and between the Shareholder and the Company, (iii) the Senior Convertible Note, dated as of January 28, 2014, as amended (the "Note"), issued by the Company to the Shareholder, (iv) the Pledge and Security Agreement, dated as of January 28, 2014 (the "Security Agreement"), by and between the Shareholder and the Company, (v) the Warrant, dated as of January 28, 2014, as amended (the "Warrant"), issued by the Company to the Shareholder, (vi) the Registration Rights Agreement, dated as of January 28, 2014 (the "Registration Rights Agreement"), by and between the Shareholder and the Company, and (vii) the Investor Rights Agreement, dated as of January 28, 2014, as amended (the "Investor Rights Agreement" and, together with  the License Agreement, the Supply Agreement, the Note, the Security Agreement, the Warrant and the Registration Rights Agreement, collectively, the "VDF-KonaRed Agreements"), by and between the Shareholder and the Company.

WHEREAS, the parties have agreed to certain restrictions on the Shareholder's ability to publicly sell though market transactions the shares of Company common stock, par value $0.001 per share ("Common Stock"), that were acquired by the Shareholder upon completion of the Share Conversion (as defined in the Note) of the Note or that may be acquired by the Shareholder upon the exercise of the Warrant (collectively, the "Covered Shares").

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Quarterly Sales Limit.

(a)          Subject to Sections 1(b) and 1(c), the Shareholder will be permitted to publicly sell through transactions on a stock exchange or over-the-counter market upon which the Common Stock is traded up to 1,050,000 of the Covered Shares (the "Quarterly Sales Limit") in each three-month period, without the prior written consent of the Company, with the first three-month period commencing on the first day of the month in which the Effective Date occurs (the "Restriction Period Commencement Date"); provided, however, if the Shareholder does not sell at least 4 million of the Covered Shares during the twelve-month period commencing on the Restriction Period Commencement Date (the "Initial Restriction Period"), then the Quarterly Sales Limit shall terminate as of the end of the Initial Restriction Period and no longer be in force or effect.  If the Shareholder sells at least 4 million of the Covered Shares during the Initial Restriction Period, then the Quarterly Sales Limit shall continue in force and effect for a subsequent twelve-month period commencing at the end of the Initial Restriction Period (the "Second

Restriction Period").  If, during the Second Restriction Period, the Shareholder does not sell at least 4 million of the Covered Shares, not including any Covered Shares sold during the Initial Restriction Period, then the Quarterly Sales Limit shall terminate and no longer be in force or effect as of the end of the Second Restriction Period. If, during the Second Restriction Period, the Shareholder sells at least 4 million of the Covered Shares, not including any Covered Shares sold during the Initial Restriction Period, then the Quarterly Sales Limit shall continue in force and effect for a subsequent twelve-month period commencing at the end of the Second Restriction Period (the "Final Restriction Period").  If not terminated earlier as set forth above, the Quarterly Sales Limit shall terminate at the end of the Final Restriction Period.

(b)         Sales by the Shareholder of the Covered Shares other than (i) sales made in reliance on Rule 144 or Rule 144A promulgated under the Securities Act of 1933, as amended (the "Securities Act") or (ii) pursuant to any registration statement under the Securities Act shall not be subject to, or otherwise taken into account in determining compliance with, the Quarterly Sales Limit.

(c)         The restrictions set forth in Section 1(a) shall not apply to any transfer by the Shareholder or any Permitted Transferee (as defined below) of the Covered Shares (i) to any Affiliate of the Shareholder or such Permitted Transferee, as applicable, (ii) as a bona fide gift or gifts to any donee or donees of the Shareholder or such Permitted Transferee, as applicable, or (iii) to any trust for the direct or indirect benefit of the Shareholder or such Permitted Transferee, as applicable, or the immediate family of the Shareholder or such Permitted Transferee, as applicable; provided, that such Affiliate, donee or donees and trustee of such trust agree in writing to be bound by the restrictions set forth herein.  For purposes of this Agreement, (x) "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin, (y) "Affiliate" shall mean with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person and (z) "Permitted Transferee" shall mean any Person described in clause (i), (ii) or (iii) above.

(d)         Without limiting the rights of the Shareholder under Sections 1(a)-(c) above, the Shareholder acknowledges that the Company is not providing any guarantee to the Shareholder that the Shareholder will be able to sell the Covered Shares.  The Company is listed on the OTCQB as of the date of this Agreement and, at its own discretion, the Company may elect to delist from the OTCQB or move to another qualified exchange.

(e)         Each certificate for the Covered Shares and any subsequent certificate issued to any Permitted Transferee of any such certificate, shall be stamped or otherwise imprinted with the legend in substantially the following form:

i)
"TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN A SALE RESTRICTION AGREEMENT DATED SEPTEMBER 29, 2017, AS AMENDED AND MODIFIED FROM TIME TO TIME. A COPY OF SUCH CONDITIONS MAY BE OBTAINED FROM THE COMPANY UPON WRITTEN REQUEST AND WITHOUT CHARGE."

2.             Registration Rights Agreement.  The Shareholder shall not exercise its right to demand registration of the Covered Shares pursuant to Section 2.1 of the Registration Rights Agreement at any time when the Quarterly Sales Limit is in effect.  The restriction set forth in the preceding sentence shall not limit the right of the Shareholder to require incidental registration of Covered Shares pursuant to Section 2.2 of the Registration Rights Agreement.

3.             Adjustments to Prevent Dilution.  If, at any time during the Term of this Agreement, there is a change in the number of issued and outstanding shares of Common Stock, or securities convertible or exchangeable into shares of Common Stock, in each case, as a result of a reclassification, stock split (including reverse stock split), stock dividend or stock distribution, recapitalization, merger, combination, exchange of shares, subdivision or other similar transaction, there will be a proportional adjustment to the Quarterly Sales Limit to provide the Shareholder with the same economic effect as contemplated by this Agreement prior to such event.

4.             Beneficial Ownership.  Except as otherwise provided in this Agreement or any other agreements between the parties, the Shareholder shall be entitled to all of the rights of beneficial ownership of the Covered Shares, including the right to vote the Covered Shares for any and all purposes.

5.             Transfer Agent.  In accordance with the terms and conditions set forth in this Agreement, the Company may impose stop-transfer instructions preventing the Transfer Agent from effecting any actions in violation of this Agreement.

6.             Term and Termination.  The term of this agreement shall commence on the Effective Date and shall continue in full force and effect until the earlier of (i) termination of the Quarterly Sales Limit in accordance with Section 1 and (ii) the occurrence of a Change of Control (the "Term"); provided, that the parties may mutually agree in writing to terminate this Agreement prior to the expiration of the Term.  Upon expiration of the Term, this Agreement shall terminate and shall be of no further force or effect.

7.             Notices.  All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, by facsimile (with receipt confirmed telephonically or via email) or sent by certified, registered or express mail, postage prepaid.  Any such notice shall be deemed given if delivered personally or facsimile, on the date of such delivery or such confirmation is received, or if sent by reputable overnight courier, on the first business day following the date of such mailing, as follows:

if to the Company:

KonaRed Corporation 1101 Via Callejon #200 San Clemente, California 92673 Attention: Kyle Redfield Facsimile: (808) 442-9922 Email: kyle@konared.com with a copy to (which shall not constitute notice):

Stradling Yocca Carlson & Rauth, P.C. 4365 Executive Drive, suite 1500 San Diego, CA 92121 Attention: Hayden Trubitt Facsimile: (858) 408-4251 Email: htrubitt@sycr.com if to Shareholder:

VDF FutureCeuticals, Inc. 2692 N. State Rt. 1-17 Momence, Illinois 60954 Attention: J. Randal Wexler Facsimile: (815) 472-3529 Email: RWexler@futureceuticals.com with a copy to (which shall not constitute notice):

Sidley Austin LLP
One South Dearborn
Chicago, Illinois 60603
Attention: Pran Jha
Facsimile: (312) 853-7036 Email: pjha@sidley.com

8.             Amendments and Waivers. This Agreement and any of the provisions hereof may be amended, waived (either generally or in a particular instance and either retroactively or prospectively), modified or supplemented, in whole or in part, only by written agreement of the Company and the Shareholder; provided, that the observance of any provision of this Agreement may be waived in writing by the party that will lose the benefit of such provision as a result of such waiver.  The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach, except as otherwise explicitly provided for in such waiver.  Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The execution of a counterpart signature page to this Agreement after the date hereof by any Person as provided for herein shall not require consent of any party hereto and shall not be deemed an amendment to this Agreement.

9.             Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached and further agree that money damages or other remedy at law would not be a sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that, in addition to all other remedies available to them, each of them shall be entitled to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including, without limitation, specific performance of the terms and provisions of this Agreement.  Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto.  Each party further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at law would be adequate.

10.          Governing Law; Waiver of Jury Trial.

(a)         Governing Law.  This Agreement shall be construed and enforced in accordance with, and the rights and obligations of the parties hereto shall be governed by, the laws of the State of New York, without giving effect to principles of conflicts of laws.

(b)         Waiver of Jury Trial.  With respect to any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, each of the parties hereby irrevocably, to the extent not prohibited by applicable law that cannot be waived, waives, and covenants that it will not assert (whether as plaintiff, defendant or otherwise), any right to trial by jury in any action arising in whole or in part under or in connection with this Agreement or the transactions contemplated hereby, whether now existing or hereafter arising, and whether sounding in contract, tort or otherwise, and agrees that any of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained-for agreement among the parties irrevocably to waive its right to trial by jury in any action or proceeding whatsoever between them relating to this Agreement or the transactions contemplated hereby.  Such action or proceeding shall instead be tried by a judge sitting without a jury.

11.           Severability.  If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

12.           Entire Agreement.  This Agreement and the documents referred to herein or delivered pursuant hereto, are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein.  This Agreement and the documents referred to herein or delivered pursuant hereto, supersede all prior agreements and understandings between the parties with respect to such subject matter.

13.           Third Party Beneficiaries.  This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person, other than a Permitted Transferee, any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

14.           Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, all of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

15.           Definitions.

(a)          "Change of Control" means (a) any sale, transfer, lease or license of all or substantially all of the assets of the Company in a transaction or series of related transactions, (b) any merger, consolidation or reorganization that results in any Person or group of Persons acting in concert owning in excess of 50% of the outstanding voting power of the Company, (c) any issuance or sale or series of issuances or sales of capital stock of the Company by the Company or any holder of such capital stock that results in any Person or group of Persons acting in concert owning in excess of 50% of the outstanding voting power of the Company or (d) the voluntarily or involuntarily dissolution or liquidation of the Company or winding up of the Company's affairs, or the taking by the Company of any action to effect any of the foregoing.

(b)         "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, company, limited liability company, trust, unincorporated association or any other entity of whatever nature.

(c)          "Transfer Agent" means the Company's transfer agent as of the relevant date.

* * * * * * * *

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

VDF FUTURECEUTICALS, INC.

By:	/s/ J. Randal Wexler
Name: J. Randal Wexler
Title: Vice President and General Counsel

KONARED CORPORATION

By:	/s/ Kyle Redfield
Name: Kyle Redfield
Title: Chief Executive Officer